UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant's telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Plains Exploration & Production Company (the “Company”) announced March 31, 2006 that Stephen A. Thorington, Executive Vice President and Chief Financial Officer, plans to retire from the Company. The press release including such announcement is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(c) Exhibit

99.1 — Press Release dated March 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: April 6, 2006	/s/ John F. Wombwell
John F. Wombwell
Executive Vice President, General Counsel and Corporate Secretary

Exhibit 99.1

Plains Exploration & Production Company

700 Milam, Suite 3100

Houston, TX 77002

NEWS RELEASE

Contact:	Scott D. Winters
Vice President - Investor Relations
713-579-6190 or 800-934-6083

FOR IMMEDIATE RELEASE

PXP ANNOUNCES RETIREMENT OF CHIEF FINANCIAL OFFICER

Houston, Texas – March 31, 2006 – Plains Exploration & Production Company (NYSE: PXP) (“PXP” or the “Company”) announces today that Stephen A. Thorington, Executive Vice President and Chief Financial Officer, plans to retire from the Company. His retirement will be effective May 2006 in order to allow a permanent successor to be announced and an orderly transition to occur.

Mr. Thorington began his Plains career in late 2002 as the CFO of both Plains Exploration and Production Company and its then corporate parent, Plains Resources, Inc. (former NYSE: PLX). He continued in the dual CFO roles until PLX was acquired by Vulcan Energy in June, 2004.

Mr. Thorington contributed significantly to creating shareholder value by establishing PXP as a stand-alone public E&P company through the tax-free spinoff of PXP to the PLX shareholders in December 2002. As CFO of PXP, Mr. Thorington was responsible for various aspects of the acquisitions of 3TEC Energy Corporation in 2003 and Nuevo Energy Corporation in 2004, including several debt restructurings and significant integration activities. Since PXP’s inception as a public company, the equity market value has grown from approximately $200 million to approximately $3.0 billion and the return to shareholders has been more than 400%.

“Steve has been a trusted advisor and friend to me and PXP as a continuation of our earlier corporate relationship at Ocean Energy dating back to 1999. His hard work and intelligent leadership has been very much appreciated by everyone at PXP. I wish Steve well in his new endeavors as he will always be a significant part of the PXP family,” said James C. Flores, PXP’s Chairman, President and Chief Executive Officer.

PXP is an independent oil and gas company primarily engaged in the upstream activities of acquiring, exploiting, developing and producing oil and gas in its core areas of operation: onshore and offshore California, West Texas and the Gulf Coast region of the United States. PXP is headquartered in Houston, Texas.